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                                                                    EXHIBIT 99.1

                             WASTE INDUSTRIES, INC.

                          3301 Benson Drive, Suite 601
                          Raleigh, North Carolina 27609

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                December __, 2000



         The undersigned hereby appoints ____________________, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Waste Industries, Inc., a North Carolina corporation (the "Company"), held of record by the undersigned on _____________, 2000, at the Special Meeting of Shareholders to be held at 3301 Benson Drive, First Floor, Raleigh, North Carolina at __:__ _.m. on ________, 2000, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.


         (1) To consider and act upon an Agreement and Plan of Merger providing for the merger of the Company with and into Waste Industries, LLC, a limited liability company which is wholly-owned by Waste Holdings, Inc., a North Carolina corporation organized prior to the merger for the purpose of becoming a holding company subsequent thereto (the "Holding Company"), pursuant to which all of our shareholders will become shareholders of Waste Holdings on a share-for-share basis.

         VOTE FOR  [ ]     VOTE AGAINST  [ ]       ABSTAIN  [ ]


         (2) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

         GRANT AUTHORITY  [ ]          WITHHOLD AUTHORITY   [ ]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



                                     (over)

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         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF PROPOSAL 1, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.


                                    --------------------------------------------
                                               Signature


                                    --------------------------------------------
                                                Signature, if held Jointly

                                                Please date and sign exactly as
                                                name appears on your stock
                                                certificate. Joint owners should
                                                each sign personally. Trustees,
                                                custodians, executors and others
                                                signing in a representative
                                                capacity should indicate the
                                                capacity in which they sign.

                  Date: _________________________________, 2000


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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.
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